Exhibit 1.1

1,500,000 Shares

UNIVERSAL INSURANCE HOLDINGS, INC.

Common Stock

UNDERWRITING AGREEMENT

June 22, 2012

JonesTrading Institutional Services LLC

655 Redwood Highway

Suite 101

Mill Valley, California 94941

Ladies and Gentlemen:

The person listed on Schedule I hereto (the “Selling Stockholder”) proposes, subject to the terms and conditions contained herein, to sell to you (the “Underwriter”), an aggregate of 1,500,000 shares (the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of Universal Insurance Holdings, Inc., a Delaware corporation (the “Company”), held by the Selling Stockholder.

The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8 (No. 333-174125), filed with the Commission on May 11, 2011, including a related reoffer prospectus dated May 11, 2011 (the “Reoffer Prospectus”), relating to shares of Common Stock of the Company that may be sold from time to time by the Selling Stockholder in accordance with Rule 415 of the Securities Act, and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof and all documents deemed incorporated by reference therein) and of the related Reoffer Prospectus have heretofore been delivered by the Company and the Selling Stockholder or are otherwise available to you.

The term “Registration Statement” as used in this Agreement means the registration statement, including all exhibits, financial schedules and all documents and information deemed to be part of the Registration Statement by incorporation by reference or otherwise, as amended from time to time.

The term “Reoffer Prospectus” includes any amendments or supplements to such prospectus through the date of this Agreement. The term “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. Unless otherwise stated herein, any reference herein to the Registration Statement and the Reoffer Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, including pursuant to Item 3 of Form S-8 under the Securities Act, which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or before the date hereof or are so filed hereafter. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Reoffer Prospectus shall be deemed to refer to and include any such document filed or to be filed under the Exchange Act after the date of the Registration Statement or Reoffer Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The Selling Stockholder understands that the Underwriter proposes to make a public offering of the Shares as soon after the date of this Agreement as the Underwriter deems advisable. The Selling Stockholder hereby confirms that the Underwriter and dealers have been authorized to distribute or cause to be distributed the Reoffer Prospectus and each Issuer Free Writing Prospectus (as hereinafter defined), if any, and are authorized to distribute the Reoffer Prospectus as from time to time amended or supplemented if the Company and the Selling Stockholder furnish amendments or supplements thereto to the Underwriter.

1. Sale, Purchase, Delivery and Payment for the Shares. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

(a) The Selling Stockholder agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Selling Stockholder, at a purchase price of $3.15 per Share (the “Purchase Price”), the Shares.

(b) Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the offices of JonesTrading Institutional Services LLC’s clearing agent Merrill Lynch, Pierce Fenner & Smith, 101 Hudson Street, 10th floor, Jersey City, NJ 07302, at 10:00 a.m., New York City time, on the third business day following the date of this Agreement or at such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company, the Selling Stockholder and the Underwriter (such time and date of delivery and payment are called the “Closing Date”).

(c) Payment shall be made to the Selling Stockholder by wire transfer of immediately available funds to an account specified by the Selling Stockholder for the Shares purchased from the Selling Stockholder against delivery to the Underwriter for its account of certificates for the Shares to be purchased by it.

(d) Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Underwriter shall request at least two full business days before the Closing Date, and shall be delivered by or on behalf of the Selling Stockholder to the Underwriter through the facilities of the Depository Trust Company (“DTC”) for the account of the Underwriter. The Selling Stockholder will cause the certificates representing the Shares to be made available for checking and packaging, at such place as is designated by the Underwriter, on the full business day before the Closing Date.

2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriter as of the date hereof, as of the Closing Date, as follows:

(a) On the Effective Date, the Registration Statement complied, and on the date of the Reoffer Prospectus, the date any supplement or amendment to the Reoffer Prospectus is filed with the Commission, the date of this Agreement, and the Closing Date, the Registration Statement and the Reoffer Prospectus (and any amendment thereof or supplement thereto) complied or will comply, in all material respects, with the requirements of the Securities Act and the Rules, and the Exchange Act and the rules and regulations of the Commission thereunder. The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the other dates referred to above neither the Registration Statement nor the Reoffer Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When the Reoffer Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or otherwise pursuant to the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such Reoffer Prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If applicable, the Reoffer Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(b) As of the Applicable Time (as hereinafter defined), neither (i) the Reoffer Prospectus, together with the price to the public and the number of shares offered and sold as set forth on Schedule IV hereto (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer Free Writing Prospectus when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each Issuer Free Writing Prospectus (as hereinafter defined), including any electronic road show (including without limitation any “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act) (each, a “Road Show”) (i) is identified in Schedule III hereto and (ii) complied when issued, and complies, in all material respects with the requirements of the Securities Act and the Rules and the Exchange Act and the rules and regulations of the Commission thereunder.

As used in this Section and elsewhere in this Agreement:

“Applicable Time” means 8:45 a.m. (Eastern time) on the date of this Agreement.

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares, including, without limitation, each Road Show.

(c) The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Reoffer Prospectus or any “free writing prospectus”, as defined in Rule 405 under the Rules, has been issued by the Commission and no proceedings for that purpose have been instituted or are threatened under the Securities Act. Any required filing of the Reoffer Prospectus and any supplement thereto pursuant to the Rules has been or will be made in the manner and within the time period required by such Rule. Any material required to be filed by the Company pursuant to Rule 433(d) the Rules has been or will be made in the manner and within the time period required by such Rules.

(d) The documents incorporated by reference in the Registration Statement and the Reoffer Prospectus, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Registration Statement and the Reoffer Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(e) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or the Reoffer Prospectus.

If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Reoffer Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Underwriter and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) The financial statements of the Company (including all notes and schedules thereto) included in, or incorporated into, the Registration Statement and the Reoffer Prospectus present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and such financial statements and related schedules and notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved (except as otherwise stated therein). The summary and selected financial data included in, or incorporated by reference into, the Reoffer Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements included in, or incorporated by reference into, the Reoffer Prospectus and other financial information.

(g) To the Company’s knowledge, Blackman Kallick LLP (the “Auditor”) whose reports are filed with the Commission as a part of the Registration Statement, are and, during the periods covered by their reports, were independent public accountants as required by the Securities Act and the Rules.

(h) The Company and each of Universal Property and Casualty Insurance Company, American Platinum Property and Casualty Insurance Company, Universal Risk Advisors, Inc., Universal Insurance Holding Company of Florida, Universal Adjusting Corporation, Universal Inspection Corporation, Blue Atlantic Reinsurance Corporation and Coastal Homeowners Insurance Specialists Inc. (collectively, the Company’s “significant subsidiaries”) is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization and each such entity has all requisite power and authority to carry on its business as is currently being conducted as described in the Reoffer Prospectus, and to own, lease and operate its properties. All of the issued shares of capital stock of, or other ownership interests in, each significant subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned, directly or indirectly, by the Company, free and clear of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction that would reasonably be expected to have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations or business affairs or business prospects of the Company and its subsidiaries considered as a whole (a “Material Adverse Effect”). The Company and each of its significant subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. Except as set forth in the Registration Statement and Reoffer

Prospectus, the Company does not own, lease or license any asset or property or conduct any business outside the United States of America. The Company has no “significant subsidiaries” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act that are not included in the definition of “significant subsidiary” set forth in this Section 2(h).

(i) The Company and each of its significant subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Company and each of its significant subsidiaries has fulfilled and performed all of its obligations with respect to such Permits except where the failure to so fulfill and perform would not reasonably be expected to have a Material Adverse Effect, and the Company is not aware of any event occurring that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder. Except as may be required under the Securities Act, the Rules and state and foreign Blue Sky laws or the insurance laws of any applicable states, no other Permits are required to enter into, deliver and perform this Agreement.

(j) At (i) the earliest time after the filing of the Registration Statement that the Selling Stockholder or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules) of the Shares and (ii) the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules, including (but not limited to) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Section 1(vi) or (vii) of the definition of “ineligible issuer” under Rule 405 of the Rules.

(k) The Company and each of its significant subsidiaries owns or possesses legally enforceable rights to use or control all patents, patent rights, inventions, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar intellectual property rights and proprietary knowledge (collectively, “Intangibles”) necessary for the conduct of its business as described in the Reoffer Prospectus, except for the failure to own or posses such rights as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its significant subsidiaries has received any notice of, or is not aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles.

(l) Except as set forth in the Registration Statement and Reoffer Prospectus, the Company and each of its significant subsidiaries has good and marketable title in fee simple to all real property, and good and marketable title to all other property owned by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as do not materially affect the value of such property and do not materially interfere with the use made of such property by the Company and its significant subsidiaries. Except as set forth in the Registration Statement and Reoffer Prospectus, all property held under lease by the Company and its significant subsidiaries is held by them under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are not material and do not materially interfere with the use made of such property by the Company and its significant subsidiaries.

(m) Subsequent to the respective dates as of which information is given in the Registration Statement and the Reoffer Prospectus, there has not been any event which would reasonably be expected to have a Material Adverse Effect. Since the date of the latest balance sheet included in the Registration Statement and the Reoffer Prospectus, neither the Company nor its significant subsidiaries has (i) issued any securities other than in the form of stock options, upon the exercise of stock options or in the form of restricted stock granted under a shareholder-approved plan, or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (ii) entered into any transaction not in the ordinary course of business or (iii) except for regular or special dividends on its Common Stock and preferred stock in amounts per share that are consistent with past practice, declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

(n) There is no document, contract or other agreement required to be described in the Registration Statement or Reoffer Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules. Each description of a contract, document or other agreement in the Registration Statement or the Reoffer Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Registration Statement or the Reoffer Prospectus or listed in the exhibits to the Registration Statement or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company or any of its subsidiaries, as the case may be, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to the enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and except as rights of indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws. Neither the Company nor any of its subsidiaries, if a subsidiary is a party, nor to the Company’s knowledge, any other party, is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(o) The statistical and market related data included in the Registration Statement or the Reoffer Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(p) Neither the Company nor any significant subsidiary (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time, or both, would constitute a default under, or result in the creation or imposition of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction upon, any property or assets of the Company or any significant subsidiary pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic (including the requirements of insurance laws and regulations of its state of incorporation and the insurance laws and regulations of other applicable jurisdictions), except (in the case of clauses (ii) and (iii) above) for violations or defaults that would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

(q) This Agreement has been duly authorized, executed and delivered by the Company.

(r) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the sale by the Selling Stockholder of the Shares) will (i) give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its significant subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its significant subsidiaries is a party or by which either the Company or its significant subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its significant subsidiaries, in each case the effect of which would reasonably be expected to have a Material Adverse Effect, and except for such consents or waivers which have already been obtained and are in full force and effect or (ii) violate any provision of the charter or by-laws of the Company or any of its significant subsidiaries.

(s) The Company has authorized and outstanding capital stock as set forth in the Registration Statement and the Reoffer Prospectus. The certificates evidencing the Shares are in due and proper legal form and were duly authorized for issuance by the Company to the Selling Stockholder. All of the issued and outstanding shares of Common Stock, including the Shares, have been duly and validly issued and are fully paid and nonassessable. Except as set forth in the Registration Statement and Reoffer Prospectus, there are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company or any of its significant subsidiaries or any such rights pursuant to its Certificate of Incorporation or by-laws or any agreement or instrument to or by which the Company or any of its significant subsidiaries is a party or bound. Except as disclosed in the Registration Statement and the Reoffer Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or any of its subsidiaries or any security convertible into, or exercisable or exchangeable for, such stock. The exercise price of each option to acquire Common Stock (each, a “Company Stock Option”) is no less than the fair market value of a share of Common Stock as determined on the date of grant of such Company Stock Option. All grants of Company Stock Options were validly issued and properly approved by the Board of Directors of the Company or the Company’s compensation committee in material compliance with all applicable laws and the terms of the plans under which such Company Stock Options were issued and were recorded on the Company financial statements, in accordance with GAAP, and no such grants involved any “back dating”, “forward dating,” “spring loading” or similar practices with respect to the effective date of grant. The Common Stock and the Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Reoffer Prospectus. All outstanding shares of capital stock of each of the Company’s significant subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable and are owned directly by the Company or by another wholly-owned subsidiary of the Company free and clear of any security interests, liens, encumbrances, equities or claims, other than those described in the Reoffer Prospectus.

(t) Except as set forth in the Registration Statement and Reoffer Prospectus, no holder of any security of the Company has any right, which has not been waived, to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder for a period of 90 days after the date of this Agreement. Each individual listed on Schedule II hereto has delivered to the Underwriter his enforceable written lock-up agreement in the form attached to this Agreement as Exhibit A hereto (“Lock-Up Agreement”).

(u) Except as set forth in the Registration Statement or Reoffer Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its significant subsidiaries is a party or of which any property of the Company or any of its significant subsidiaries is the subject which, if determined adversely to the Company or any of its significant subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(v) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement.

(w) Neither the Company nor any of its significant subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would reasonably be expected to have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would reasonably be expected to have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company or its significant subsidiaries and any of its executive officers which, if adversely determined, would reasonably be expected to have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company.

(x) No transaction has occurred between or among the Company and any of its officers, directors or shareholders or any affiliate or affiliates of any such officer, director or shareholder that is required to be described in and is not described in the Registration Statement or the Reoffer Prospectus.

(y) The Company has not taken, nor will it take, directly or indirectly, any action designed to or which would reasonably be expected to cause or result in, or which has constituted or which would reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Shares.

(z) The Company and each of its significant subsidiaries has filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would reasonably be expected to have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company or any of its subsidiaries.

(aa) The Shares have been duly authorized for listing on the NYSE MKT LLC (“NYSE MKT”).

(bb) The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or listing on the NYSE MKT, nor has the Company received any notification that the Commission or the NYSE MKT is contemplating terminating such registration or quotation.

(cc) The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and in the case of the Insurance Subsidiaries (as defined below), statutory financial statements in conformity with applicable statutory accounting principles and practices, and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act); such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective at the reasonable assurance level.

(ee) Except as set forth in the Registration Statement and Reoffer Prospectus, based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any material weakness or significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.

(ff) Except as described in the Reoffer Prospectus and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, the Auditor has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(gg) Except as described in the Reoffer Prospectus, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(hh) The Company is in compliance in all material respects with all presently applicable provisions of (i) the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (“Sarbanes-Oxley Act”) and (ii) the NYSE MKT regulations, and is actively taking steps to ensure that it will be in compliance with all other applicable provisions of the Sarbanes-Oxley Act and the NYSE MKT regulations upon the effectiveness of such provisions.

(ii) Any material approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company (except such additional steps as may be required by the Financial Industry Regulatory Authority (“FINRA”) or may be necessary to qualify the Shares for public offering by the Underwriter under the state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(jj) Neither the Company (including its significant subsidiaries) nor, to the knowledge of the Company, any person acting on the Company’s behalf (including, without limitation, any director, officer, agent or employee ), has, directly or indirectly, (i) used any corporate funds for unlawful contributions, gifts, entertainment or other expenses to any government official or employee or candidate for public office; or (ii) made any offer, promise or payment of money or any other thing of value, directly or indirectly, to any government official or employee, or to any political party, official of a political party or candidate for public office, in order to obtain or retain business or to obtain any other improper advantage.

(kk) (i) The Company and each of its significant subsidiaries is in compliance with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Laws”) which are applicable to its business; (ii) neither the Company nor its significant subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of the Company and each of its significant subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval; (iv) to the Company’s knowledge, no facts currently exist that will require the Company or any of its subsidiaries to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company or its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) (“CERCLA”) or otherwise designated as a contaminated site under applicable state or local law, in each case in subsections (i)-(iv) herein except as would not reasonable be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under CERCLA.

(ll) [Reserved.]

(mm) The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(nn) The Company or, to the knowledge of the Company, any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company or its significant subsidiaries, has not, directly or indirectly, while acting on behalf of the Company or its significant subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(oo) The operations of the Company and its significant subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, and applicable regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its significant subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.

(pp) [Reserved.]

(qq) The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in Section 4043 of ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company could have any liability.

(rr) None of the Company, its directors or its officers has distributed nor will distribute prior to the later of (i) the Closing Date and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Reoffer Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act and consistent with Section 4 below.

(ss) Each subsidiary of the Company that is engaged in the business of insurance or reinsurance (collectively, the “Insurance Subsidiaries” and each individually, an “Insurance Subsidiary”) is in compliance with the requirements of the insurance laws and regulations of its respective jurisdiction of organization or incorporation, as the case may be, and the insurance laws and regulations of other jurisdictions which are applicable to it, and has filed all notices, reports, documents or other information required to be filed thereunder, in each case, with such exceptions as would not reasonably be expected to have a Material Adverse Effect; and, except as otherwise specifically described in the Reoffer Prospectus, neither the Company nor any Insurance Subsidiary has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification (“Approvals”) is needed to be obtained by the Company or any of the Insurance Subsidiaries, in connection with this Agreement, except in any case where obtaining such Approvals or the failure to obtain such Approvals would not reasonably be expected to have a Material Adverse Effect.

(tt) The Insurance Subsidiaries hold such insurance licenses, certificates and permits from governmental authorities (including, without limitation, from the insurance regulatory agencies of the various jurisdictions where they conduct business (the “Insurance Licenses”)) as are necessary to the conduct of their business as described in the Reoffer Prospectus; each Insurance Subsidiary has fulfilled and performed all obligations necessary to maintain the Insurance Licenses; except as disclosed in the Reoffer Prospectus, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that would reasonably be expected to result in the revocation, termination or suspension of any Insurance License that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and except as disclosed in the Reoffer Prospectus, no insurance regulatory agency or body has issued or, to the knowledge of the Company, threatened or commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent.

(uu) Except as disclosed in the Reoffer Prospectus, the Company and its Insurance Subsidiaries have made no material change in their insurance reserving practices since December 31, 2011.

(vv) Except as set forth in the Registration Statement and Reoffer Prospectus, all reinsurance treaties, contracts and agreements to which any Insurance Subsidiary is a party are in full force and effect and no Insurance Subsidiary is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except where the failure to be in full force and effect or where such violation or default would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; no Insurance Subsidiary has received any notice from any of the other parties to such reinsurance treaties, contracts or agreements that such other party intends not to perform such treaty, contract or agreement and, to the knowledge of the Company, none of the other parties to such treaties, contracts or agreements will be unable to perform such treaty, contract or agreement except to the extent adequately and properly reserved for in the audited historical financial statements of the Company included in the Reoffer Prospectus, except where such nonperformance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ww) The statutory financial statements of the Insurance Subsidiaries, from which certain ratios and other statistical data included in the Registration Statement and the Reoffer Prospectus have been derived, have been prepared for each relevant period in conformity with statutory accounting principles or practices required or permitted by the National Association of Insurance Commissioners and by the appropriate insurance department of the jurisdiction of domicile of each Insurance Subsidiary, and such statutory accounting principles and practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto, and present fairly in all material respects the statutory financial position of the Insurance Subsidiaries as of the dates thereof and the statutory basis results of operations of the Insurance Subsidiaries for the periods covered thereby.

(xx) Neither the Company nor any of its subsidiaries is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

(yy) Except with respect to insurance policies and contracts issued by any Insurance Subsidiary or reinsurance policies with respect to the same, the Company and each of its subsidiaries self-insure or are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, officers and directors are, to the knowledge of the Company, in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, in each case except as set forth in or contemplated in the Reoffer Prospectus.

(zz) Except as described in the Reoffer Prospectus, the Company has no knowledge of any threatened or pending financial stability rating downgrading or revocation by Demotech, Inc.

(aaa) To the knowledge of the Company, no change in any insurance laws or regulations is pending that could reasonably be expected to be adopted and, if adopted, would reasonably be expected to have, individually or in the aggregate with all such changes, a Material Adverse Effect, except as set forth in, or contemplated in, the Reoffer Prospectus.

(bbb) There are no affiliations with FINRA among the Company’s officers, directors or, to the Company’s knowledge, any five percent or greater stockholder of the Company, except as otherwise disclosed in writing to the Underwriter.

3. Representations and Warranties of the Selling Stockholder. The Selling Stockholder hereby represents and warrants to the Underwriter as of the date hereof, as of the Closing Date, as follows:

(a) This Agreement and the Lock-Up Agreement have each been duly authorized, executed and delivered by the Selling Stockholder and, assuming due authorization, execution and delivery by the other parties thereto, constitute the valid and legally binding agreements of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to the enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies.

(b) The execution and delivery by the Selling Stockholder of this Agreement and the performance by the Selling Stockholder of its obligations under this Agreement, including the sale and delivery of the Shares to be sold by the Selling Stockholder and the consummation of the transactions contemplated herein and compliance by the Selling Stockholder with its obligations hereunder, do not and will not, whether with or without the giving of notice or the passage of time or both, (i) violate or contravene any applicable any agreement or other instrument binding upon the Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder, the effect of which would reasonably be expected to have a Material Adverse Effect, (ii) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Shares or any property or assets of the Selling Stockholder pursuant to the terms of any agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder may be bound or to which any of the property or assets of the Selling Stockholder is subject, in each case the effect of which would reasonably be expected to have a Material Adverse Effect or (iii) require any consent, approval, authorization or order of or registration or filing with any court or governmental agency or body having jurisdiction over it, except such as may be required by the Securities Act, Rules, NYSE MKT, FINRA or Blue Sky laws of the various states in connection with the offer and sale of the Shares, as to which the Selling Stockholder makes no representation.

(c) The Selling Stockholder has, and on the Closing Date will have, good and valid title to the Shares to be sold by the Selling Stockholder free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer, except as otherwise described in the Registration Statement and the Reoffer Prospectus.

(d) The Selling Stockholder has, and on the Closing Date, will have, full legal right, power and authority, and any approval required by law, to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder in the manner provided by this Agreement.

(e) Upon delivery of and payment for the Shares to be sold by the Selling Stockholder pursuant to this Agreement, assuming the Underwriter has no notice of any adverse claim, the Underwriter will receive good and valid title to such Shares free and clear of any lien, claim, mortgage, pledge, security interest or other encumbrance.

(f) All information relating to the Selling Stockholder furnished in writing by the Selling Stockholder expressly for use in the Registration Statement, the Reoffer Prospectus and any Issuer Free Writing Prospectus is, and on the Closing Date will be, true, correct, and complete, and does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.

(g) The Selling Stockholder has reviewed the Registration Statement, the Reoffer Prospectus and any Issuer Free Writing Prospectus and, although the Selling Stockholder has not independently verified the accuracy or completeness of all the information contained therein, nothing has come to the attention of the Selling Stockholder that would lead the Selling Stockholder to believe that (i) on the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein in order to make the statements made therein not misleading, (ii) the Reoffer Prospectus as of its date contained and, on the date of this Agreement and on the Closing Date will contain, an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, misleading, and (iii) as of the Applicable Time, neither the General Disclosure Package, nor any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) The sale of Shares by the Selling Stockholder pursuant to this Agreement is not prompted by the Selling Stockholder’s knowledge of any material information concerning the Company or any of its subsidiaries which is not set forth in the Reoffer Prospectus.

(i) The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(j) The Selling Stockholder has no actual knowledge that any representation or warranty of the Company set forth in Section 2 above is untrue or inaccurate in any respect.

(k) The Selling Stockholder has not prepared, used or referred to, nor will it prepare, use or refer to, any “free writing prospectus” (as defined in Rule 405 of the Rules).

4. Conditions of the Underwriter’s Obligations. The obligations of the Underwriter to purchase the Shares are subject to each of the following terms and conditions (if not previously waived by the Underwriter):

(a) The Registration Statement shall have become effective and any material required to be filed by the Company pursuant to Rule 433(d) of the Rules shall have been timely filed with the Commission in accordance with such rule.

(b) No order preventing or suspending the use of the Reoffer Prospectus or any “free writing prospectus” (as defined in Rule 405 of the Rules), shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or, to the knowledge of the Company, threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Reoffer Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Underwriter.

(c) The representations and warranties of the Company and the Selling Stockholder contained in this Agreement shall be true and correct when made and on and as of the Closing Date as if made on such date. The Company and the Selling Stockholder shall have performed all covenants and agreements in this Agreement required to be performed by them at or before such Closing Date.

(d) The Registration Statement, as of the Effective Date, and Reoffer Prospectus, as of its date and the date of this Agreement, shall not include any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) The Underwriter shall have received on the Closing Date a certificate, addressed to the Underwriter and dated such Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that: (i) the representations and warranties of the Company in this Agreement were true and correct when made and are true and correct as of such Closing Date (except that those representations and warranties that address matters only as of a particular date remain true and correct as of such date); (ii) the Company has performed all covenants and agreements required to be performed as of such Closing Date; (iii) the condition set forth in subsection (d) of this Section 4 has been met, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act and (v) between the date of this Agreement and the Closing Date, there has not occurred any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations or business affairs of the Company and its subsidiaries considered as a whole.

(f) The Underwriter shall have received on the Closing Date a certificate addressed to the Underwriter and dated such Closing Date, of the Selling Stockholder, to the effect that: (i) the representations and warranties of the Selling Stockholder in this Agreement were true and correct when made and are true and correct as of such Closing Date (except that those representations and warranties that address matters only as of a particular date remain true and correct as of such date) and (ii) the Selling Stockholder has performed all covenants and agreements required to be performed by such Closing Date.

(g) The Underwriter shall have received: (i) simultaneously with the execution of this Agreement a signed letter from the Auditor addressed to the Underwriter and dated the date of this Agreement, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in, or incorporated by reference into, the Registration Statement and the Reoffer Prospectus, and (ii) on the Closing Date, a signed letter from the Auditor addressed to the Underwriter and dated the date of such Closing Date, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in, or incorporated by reference into, the Registration Statement and the Reoffer Prospectus.

(h) The Underwriter shall have received on the Closing Date from K&L Gates LLP, corporate and securities counsel for the Company and the Selling Stockholder, an opinion, addressed to the Underwriter and dated such Closing Date, in substantially the form attached hereto as Exhibit B.

(i) The Underwriter shall have received on the Closing Date from Radey Thomas Yon & Clark, P.A., Florida special counsel for the Company, an opinion, addressed to the Underwriter and dated such Closing Date, in substantially the form attached hereto as Exhibit C.

(j) The Underwriter shall have received on the Closing Date from Goodwin Procter LLP, counsel for the Underwriter, an opinion, addressed to the Underwriter and dated such Closing Date, covering such matters as the Underwriter reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(k) The Underwriter shall have received a copy of the Lock-up Agreement executed by each individual listed on Schedule II hereto.

(l) The Underwriter shall be reasonably satisfied that, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Reoffer Prospectus, (i) there shall not have been any material change in the capital stock of the Company (other than as a result of the exercise of outstanding stock options) or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement, the General Disclosure Package or the Reoffer Prospectus, the Company shall not have entered any transaction which could reasonably be expected to result in a material reduction in the future earnings of the Company or otherwise be materially unfavorable to the Company, (iii) no legal or governmental action, suit or proceeding that materially and adversely affects or could reasonably be expected to materially and adversely affect the transactions contemplated by this Agreement shall have been instituted or threatened and (iv) there shall not have been any material change in the assets, properties, condition (financial or otherwise), or in the results of operations or business affairs or business prospects of the Company or its subsidiaries considered as a whole that makes it impractical or inadvisable in the Underwriter’s judgment to proceed with the purchase or offering of the Shares as contemplated hereby.

(m) The Company and the Selling Stockholder shall have furnished or caused to be furnished to the Underwriter such further certificates or documents as the Underwriter shall have reasonably requested.

5. Covenants and other Agreements of the Company, the Selling Stockholder and the Underwriter.

(a) The Company covenants and agrees as follows:

(i) The Company will file with the Commission all Issuer Free Writing Prospectuses, if any, in the time and manner required under Rules 433(d) or 163(b)(2), as the case may be.

(ii) The Company shall promptly advise the Underwriter in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Reoffer Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement or the Reoffer Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any prospectus or any “free writing prospectus”, as defined in Rule 405 of the Rules, or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Prior to the Closing Date, the Company will promptly advise the Underwriter of any proposal to amend the Registration Statement or supplement the Reoffer Prospectus (including by incorporation by reference of any document filed under the Exchange Act or any Issuer Free Writing Prospectus) and will provide the Underwriter with a reasonable opportunity to comment on any such amendment or supplement. The Company shall not, prior to the Closing Date, file any such amendment or supplement to which the Underwriter reasonably objects. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii) If, at any time when a prospectus relating to the Shares (or, in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Reoffer Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Reoffer Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 5(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

(iv) If at any time following issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the

Registration Statement or would include an untrue statement of a material fact or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(v) The Company shall make generally available to its security holders and to the Underwriter as soon as practicable, but not later than 45 days after the end of the 12 month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12 month period coincides with the Company’s fiscal year), an earning statement (which need not be audited) of the Company, covering such 12 month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

(vi) The Company shall furnish to the Underwriter and counsel for the Underwriter, upon request and without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and, so long as delivery of a prospectus by the Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any Issuer Free Writing Prospectus and the Reoffer Prospectus and any amendments thereof and supplements thereto as the Underwriter may reasonably request. If applicable, the copies of the Registration Statement, any Issuer Free Writing Prospectus and Reoffer Prospectus and each amendment and supplement thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vii) The Company shall cooperate with the Underwriter and its counsel in endeavoring to qualify the Shares for offer and sale in connection with the offering under the laws of such jurisdictions as the Underwriter may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

(viii) The Company, during the period when a prospectus relating to the Shares (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the Rules, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

(ix) Without the prior written consent of the Underwriter, for a period of 90 days after the date of this Agreement, the Company, shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for the issuance of the Shares pursuant to the Registration Statement and the issuance of shares pursuant to the Company’s existing stock option plan, bonus plan or outstanding options as described in the Registration Statement and the Reoffer Prospectus. If (x) during the last 17 days of the 90 day period described in this Section 5(a)(ix) the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of such 90- day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period; the restrictions imposed during this Section 5(a)(ix) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if the research published or distributed on the Company is compliant under Rule 139 of the Securities Act and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.

(x) The Company shall make all filings required by the Securities Act, the Exchange Act and the NYSE MKT, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Reoffer Prospectus.

(xi) Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Shares without the prior written consent of the Underwriter (which shall not be unreasonably withheld) unless in the judgment of the Company and its counsel, and after notification to the Underwriter, such press release or communication is required by law.

(b) The Company agrees to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, or reimburse if paid by the Underwriter, all of its expenses incident to the performance of its obligations hereunder, including (i) the preparation, printing, reproduction filing and distribution of the Registration Statement including all exhibits thereto, the Reoffer Prospectus, any Issuer Free Writing Prospectus, all amendments and supplements thereto and any document incorporated by reference therein, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Shares to the Underwriter; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 5(a)(vii), including the reasonable fees and disbursements of counsel for the Underwriter in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; and (iv) the furnishing (including costs of shipping and mailing) to the Underwriter of copies of the Reoffer Prospectus and all amendments or supplements thereto, any Issuer Free Writing Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriter or by dealers to whom Shares may be sold. Subject to the provisions of Section 8, the Underwriter agrees to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriter under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriter.

(c) The Selling Stockholder will pay all expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Shares to the Underwriter, and (ii) the fees and disbursements of its counsel and accountants.

(d) The Company and the Selling Stockholder acknowledge and agree that the Underwriter has acted and is acting solely in the capacity of a principal in an arm’s length transaction between the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other hand, with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor, agent or fiduciary to the Company, the Selling Stockholder or any other person. Additionally, the Company and the Selling Stockholder acknowledge and agree that the Underwriter has not and will not advise the Company, the Selling Stockholder or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Stockholder have consulted with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall have no responsibility or liability to the Company, the Selling Stockholder or any other person with respect thereto, whether arising prior to or after the date hereof. Any review by the Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions have been and will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company or the Selling Stockholder. The Company and the Selling Stockholder agree that they will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary duty to the company, the Selling Stockholder or any other person in connection with any such transaction or the process leading thereto.

(e) Each of the Company and the Selling Stockholder represents and agrees that, unless it obtains the prior consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Selling Stockholder, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that is has satisfied and agrees that it will satisfy the conditions set forth in Rule 433 of the Rules to avoid a requirement to file with the Commission any Road Show.

6. Indemnification.

(a) The Company agrees to indemnify and hold harmless the Underwriter, its officers and employees and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Reoffer Prospectus, any Issuer Free Writing Prospectus or any “issuer-information” filed or required to be filed pursuant to Rule 433(d) of the Rules, any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) The Selling Stockholder agrees to indemnify and hold harmless Underwriter, its officers and employees and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Reoffer Prospectus, any Issuer Free Writing Prospectus or any “issuer-information” filed or required to be filed pursuant to Rule 433(d) of the Rules, any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case only to the extent that such untrue statement or alleged untrue statement was made in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use in the Registration Statement, Reoffer Prospectus, any Issuer Free Writing Prospectus or any “issuer-information” filed or required to be filed pursuant to Rule 433(d) of the Rules or any amendment thereof or supplement thereto; provided, that the liability of the Selling Stockholder pursuant to the provisions of this Section 6(b) shall be limited to an amount equal to the aggregate net proceeds received by such Selling Stockholder from the sale of the Shares sold by the Selling Stockholder hereunder. This indemnity agreement will be in addition to any liability which the Selling Stockholder may otherwise have.

(c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Sections 6(a) or 6(b) shall be available to any party who shall fail to give notice as provided in this Section 6(c) if the party to whom notice was not given was unaware of the action, suit or proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission to so notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof and the approval by the indemnified party of such counsel (which shall not be unreasonably withheld), the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised in writing by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Sections 6(a) or 6(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriter on the other hand from the offering of the Shares pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The Company, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, (i) the Underwriter shall not be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions applicable to the Shares purchased by such Underwriter exceeds the amount of any damages which the Underwriter has otherwise been required to pay pursuant to this Agreement and (ii) the Selling Stockholder shall not be required to contribute any amount in excess of the amount by which the aggregate net proceeds of the sale of Shares received by the Selling Stockholder exceeds the amount of any damages which the Selling Stockholder has otherwise been required to pay pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Selling Stockholders within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company or the Selling Stockholder, as the case may be. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 7 except to the extent the party from whom contribution may be sought has been prejudiced thereby. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The provisions of this Section 7 shall not affect any agreement among the Company and the Selling Stockholder with respect to contribution.

8. Termination.

(a) This Agreement may be terminated with respect to the Shares to be purchased on the Closing Date by the Underwriter by notifying the Company and the Selling Stockholder at any time at or before the Closing Date in the absolute discretion of the Underwriter if: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Underwriter, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Underwriter, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (ii) there has occurred any outbreak or material escalation of hostilities or acts of terrorism or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Underwriter, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (iii) trading in the Shares or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, Inc., the NYSE MKT or the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; or (iv) a banking moratorium has been declared by New York or Federal authority; or (v) in the judgment of the Underwriter, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Reoffer Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations or business affairs of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business.

(b) If this Agreement is terminated pursuant to any of its provisions, neither the Company nor the Selling Stockholder shall be under any liability to the Underwriter, and the Underwriter shall not be under any liability to the Company or the Selling Stockholder, except that (y) if this Agreement is terminated by the Underwriter because of any failure, refusal or inability on the part of the Company or the Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriter for all out-of-pocket expenses (including the reasonable fees and disbursements of its counsel) incurred by it in connection with the proposed purchase and sale of the Shares or in contemplation of performing its obligations hereunder and (z) if the Underwriter shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, then this Agreement shall terminate without liability on the part of the Company or the Selling Shareholder and the Underwriter shall not be relieved of liability to the Company or the Selling Stockholder for damages occasioned by its failure or refusal.

9. [Reserved.]

10. Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Selling Stockholder and the Underwriter, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or the Company or the Selling Stockholder or any of their respective officers, directors or controlling persons referred to in Sections 6 and 7 hereof, and shall survive delivery of and payment for the Shares. In addition, the provisions of Sections 5(b), 6, 7 and 8 shall survive the termination or cancellation of this Agreement.

This Agreement has been and is made for the benefit of the Underwriter, the Company and the Selling Stockholder and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling the Underwriter, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser of Shares from the Underwriter merely because of such purchase.

All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Underwriter, to JonesTrading Institutional Services LLC, 655 Redwood Highway, Suite 101, Mill Valley, California 94941 Attention: Andrew F. Tuthill, with a copy to JonesTrading Institutional Services LLC, 265 Franklin Street, 18th floor, Boston, Massachusetts 02110 Attention: Steve Chmielewski, and to Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018 Attention: Thomas S. Levato, Esq. and (b) if to the Company, to Universal Insurance Holdings, Inc., 1110 W. Commercial Blvd., Fort Lauderdale, Florida 33309 Attention: Chief Financial Officer with a copy to K&L Gates LLP, 1601 K Street, NW, Washington, DC 20006 Attention: Alan J. Berkeley, Esq. and (c) if to the Selling Stockholder, c/o Universal Insurance Holdings, Inc., 1110 W. Commercial Blvd., Fort Lauderdale, Florida 33309 Attention: Bradley I. Meier with a copy to K&L Gates LLP, 1601 K Street, NW, Washington, DC 20006 Attention: Alan J. Berkeley, Esq.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Please confirm that the foregoing correctly sets forth the agreement among us.

Very truly yours, UNIVERSAL INSURANCE HOLDINGS, INC.

By	/s/ George R. De Heer
Name: George R. De Heer
Title: Chief Financial Officer

SELLING STOCKHOLDER

By	/s/ Bradley I. Meier
Name: Bradley I. Meier

Confirmed: JONESTRADING INSTITUTIONAL SERVICES LLC

By	/s/ Alan Hill
Name: Alan Hill Title: Chief Financial Officer

[Underwriting Agreement Signature Page]